Exhibit 99.1

Contact:	Norman C. Chambers
President & Chief Operating Officer
(281) 897-7788

NCI BUILDING SYSTEMS EXCEEDS 3RD-QUARTER GUIDANCE AS

EARNINGS GROW 43% TO $1.00 PER DILUTED SHARE,

ADJUSTED EARNINGS INCREASE 61% TO $1.06

SALES INCREASE 54%; BACKLOG MORE THAN DOUBLES TO $436 MILLION

HOUSTON (August 30, 2006) – NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the third quarter ended July 30, 2006. Sales were a record $449.4 million for the quarter, up 54% from $292.7 million for the third quarter of fiscal 2005. Net income for the third quarter of fiscal 2006 was $21.7 million, or $1.00 per diluted share, which included a $0.02 expense related to the adoption of FAS 123(R) and a $0.06 dilutive impact from NCI’s 2.125% Convertible Senior Subordinated Notes (the “Notes”). Excluding the impact of the Notes, net income per diluted share was $1.06. Net income for the third quarter last year was $14.7 million, or $0.70 per diluted share. Pro forma net income per diluted share for the third quarter of fiscal 2005, reflecting the impact of FAS 123 (R) had it been applicable, was $0.66.

A. R. Ginn, Chairman and Chief Executive Officer of NCI, said, “We are very pleased with NCI’s sales and margin performance for the third quarter of fiscal 2006. With a 54% increase in sales for the quarter, we have now produced four consecutive quarters of accelerating comparable-quarter sales growth. As we anticipated, this growth primarily reflected the continuing expansion of the nonresidential construction industry, our increasing industry market share and the acquisition of Robertson-Ceco Corporation (RCC) in April 2006.

“Our tons shipped for the third quarter increased approximately 40% compared with the third quarter of fiscal 2005, with our existing operations accounting for approximately 10% growth and the addition of RCC’s sales accounting for the remainder. With increased costs for the third quarter of fiscal 2006 related to the assimilation of RCC, rising steel prices and FAS 123 (R), our income from operations totaled 9.2% of sales for the third quarter of fiscal 2006, even with the third quarter of fiscal 2005.

“The impact of RCC was evident in the 97% increase in sales for the Buildings segment for the third quarter and the more than doubling of the Company’s backlog, to $436 million at the quarter end from $204 million at the end of the third quarter of fiscal 2005. Our quarter-end backlog also increased 14% from the end of the second quarter of fiscal 2006, as we continued to increase share in an expanding market. The segment’s operating income rose 36% for the

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064

P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Reports Third-Quarter Results

August 30, 2006

quarter to $19.4 million, or 8% of Buildings sales, from $14.3 million, or 11% of Buildings sales, for the third quarter of fiscal 2005. The segment’s operating margin increased sequentially from 7% for the second quarter of fiscal 2006.

“The Company’s Components segment sales increased 23% for the third quarter to $206 million from $168 million for the third quarter of the prior fiscal year. A stronger pricing environment combined with volume-driven improvements in operating leverage generated a 57% increase in Components operating income, which also increased as a percentage of Components sales to 14% from 11% for the third quarter of fiscal 2005 and 11% for the second quarter of fiscal 2006.

“Strong internal demand and continued steady expansion of third party sales produced 31% growth in Coatings segment sales for the third quarter to $75 million from $57 million for the third quarter of fiscal 2005. The segment’s operating margin increased to 11% for the latest quarter, as operating income increased 146% from the third quarter of fiscal 2005. The Coatings operating margin on third-party sales increased to 29% for the third quarter compared with 13% for the third quarter of fiscal 2005.

“Our substantial profitable growth for the quarter enabled us to continue the incremental strengthening of our financial position, in spite of stock repurchases during the third quarter totaling approximately $17 million. On a net debt (total debt minus cash and cash equivalents) basis, our debt to total capitalization improved 120 basis points sequentially to 51.5% at the quarter end from 52.7% at the end of the second quarter of fiscal 2006. In addition, the ratio of quarter-end net debt to our trailing 12 months adjusted EBITDA improved to 3.1 at the end of the third quarter from 3.6 at the end of the second quarter.

“Based on our strong results for the third quarter and first nine months of fiscal 2006, as well as our record backlog and market outlook for the remainder of the fiscal year, we are today refining our established guidance for fiscal 2006 earnings per diluted share to a range of $3.55 to $3.60, from our previous range of $3.50 to $3.60. Our guidance includes an expense of $0.10 related to the adoption of FAS 123(R) but excludes any potential share dilution related to NCI’s Notes, because that amount, if any, will be dependent upon the future price of the Company’s stock. Among the other assumptions on which this guidance is based, we expect 6% growth in square footage in the nonresidential construction industry for 2006, which, combined with the RCC acquisition, is expected to produce 25% growth in our total tons shipped for fiscal 2006. Our guidance for fiscal 2006 also assumes an increase in the weighted average cost of our steel supplies of approximately 16%, as well as an estimated income tax rate of 39%.

“Consistent with this guidance, we have today established our guidance for earnings per diluted share for the fourth quarter of fiscal 2006 in a range of $1.35 to $1.40, which includes an expense of $0.03 related to the adoption of FAS 123(R) but excludes any potential share dilution related to NCI’s Notes. Earnings per diluted share for the fourth quarter of 2005 were $0.96, and pro forma earnings per diluted share for the fourth quarter of 2005, reflecting the impact of FAS 123 (R) had it been applicable, were $0.83.”

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NCI Building Systems Reports Third-Quarter Results

August 30, 2006

Mr. Ginn added, “Our confidence in NCI’s near-term prospects for growth is supported by the progress we are making in our initiatives designed to create greater synergies from the acquisition of RCC. Among these initiatives, our efforts to mitigate potential lost sales resulting from the acquisition have succeeded well beyond our assumptions. We also remain on schedule to consolidate our procurement activities and are now painting all of the light gauge coil for RCC. In addition, we are progressing more quickly than expected in migrating RCC’s engineering systems to NCI’s Buildings segment, which will significantly strengthen our ability to implement our ‘hub and spoke’ delivery system throughout our combined 44 plants. Longer-term, we expect to continue growing market share by building on our position of industry leadership within the metal buildings and metal building components industry, which continues to account for an increasing portion of an expanding market for nonresidential construction. We have tangibly demonstrated our confidence in NCI’s short-term and long-term growth prospects through the repurchase of 323 thousand shares of the Company’s common stock during the third quarter and 410 thousand shares to date during the fourth quarter.”

NCI will provide an online, real-time webcast and rebroadcast of its conference call tomorrow to discuss this announcement. The live broadcast of this conference call will be available online at www.ncilp.com or www.earnings.com beginning at 10:30 a.m. (Eastern Time) on Thursday, August 31, 2006. The online replay will be available at approximately 12:30 p.m. (Eastern Time) and continue for one week.

This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2005, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates 44 manufacturing and distribution facilities located in 17 states, as well as Mexico and Canada.

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NCI Building Systems Reports Third-Quarter Results

August 30, 2006

NCI BUILDING SYSTEMS, INC.

STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	July 30, 2006	July 30, 2005	July 30, 2006	July 30, 2005
Sales	$449,393	$292,734	$1,072,007	$788,544
Cost of sales	335,731	221,572	810,386	597,113

Gross profit	113,662	71,162	261,621	191,431
	25.3%	24.3%	24.4%	24.3%
Selling, general and administrative expenses	72,187	44,130	175,574	124,198

Income from operations	41,475	27,032	86,047	67,233

Interest income	799	1,407	4,806	3,171
Interest expense	(8,026)	(3,993)	(17,627)	(10,712)
Other income, net	82	330	614	1,020

Income before income taxes	34,330	24,776	73,840	60,712
Provision for income taxes	12,655	10,087	28,093	24,569

	36.9%	40.7%	38.0%	40.5%
Net income	$21,675	$14,689	$45,747	$36,143

Net income per share:
Basic	$1.08	$0.71	$2.28	$1.76
Diluted	$1.00	$0.70	$2.13	$1.73

Average shares outstanding:
Basic	20,065	20,738	20,079	20,565
Diluted	21,718	21,012	21,479	20,919

Increase in sales	53.5%		35.9%

Increase in diluted earnings per share	42.9%		23.1%

Gross profit percentage	25.3%	24.3%	24.4%	24.3%

Selling, general and administrative expenses percentage	16.1%	15.1%	16.4%	15.8%

Income from operations percentage	9.2%	9.2%	8.0%	8.5%

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NCI Building Systems Reports Third-Quarter Results

August 30, 2006

NCI BUILDING SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	July 30, 2006	October 29, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$57,744	$200,716
Accounts receivable, net	160,223	110,094
Inventories	175,307	113,421
Deferred income taxes	23,812	15,470
Prepaid expenses	7,129	2,963

Total current assets	424,215	442,664

Property and equipment, net	247,522	185,278

Goodwill	612,208	339,157
Other assets	58,342	23,120

Total assets	$1,342,287	$990,219

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$5,044	$2,000
Accounts payable	106,632	55,874
Accrued expenses	113,996	91,739

Total current liabilities	225,672	149,613

Long-term debt	569,187	371,000
Deferred income taxes	50,866	25,462
Pension liability	8,713	—
Other long-term liability	1,093	—

Shareholders’ equity	486,756	444,144

Total liabilities and shareholders’ equity	$1,342,287	$990,219

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NCI Building Systems Reports Third-Quarter Results

August 30, 2006

NCI BUILDING SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	July 30, 2006	July 30, 2005
Net income	$45,747	$36,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,183	18,115
Stock-based compensation expense	6,145	2,501
(Gain) loss on sale of fixed assets	(7)	135
Inventory obsolescence	(510)	93
Provision for doubtful accounts	1,450	27
Deferred income tax benefit	(317)	3,612
(Increase) decrease in current assets	(33,230)	54,082
Increase (decrease) in current liabilities	13,540	(44,530)
Other, net	(457)	—

Net cash provided by operating activities	54,544	70,178

Cash flows from investing activities:
Acquisitions, net of cash acquired	(366,490)	(27,145)
Capital expenditures	(19,364)	(14,555)
Other	(203)	1,418

Net cash used in investing activities	(386,057)	(40,282)

Cash flows from financing activities:
Proceeds from stock option exercises	5,492	4,957
Excess tax benefits from stock-based compensation arrangements	3,361	—
Issuance of convertible debt	—	180,000
Issuance of long-term debt	200,000	—
Net payments on revolving lines of credit	—	(16,700)
Payments on long-term debt	(2,264)	(6,500)
Payment of refinancing costs	(594)	(4,790)
Purchase of treasury stock	(17,580)	—

Net cash provided by financing activities	188,415	156,967

Effect of exchange rate changes on cash and cash equivalents	126	—

Net (decrease) increase in cash	(142,972)	186,863

Cash at beginning of period	200,716	8,222

Cash at end of period	$57,744	$195,085

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NCI Building Systems Reports Third-Quarter Results

August 30, 2006

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

(Unaudited)

(In thousands)

	Three Months Ended July 30, 2006		Three Months Ended July 30, 2005		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal components	$206,270	46	$167,750	57	$38,520	23.0%
Engineered building systems	250,907	55	127,446	44	123,461	96.9%
Metal coil coating	74,813	17	57,254	19	17,559	30.7%
Intersegment sales	(82,597)	(18)	(59,716)	(20)	(22,881)	38.3%

Total net sales	$449,393	100	$292,734	100	$156,659	53.5%

		% of Sales		% of Sales
Operating income:
Metal components	$28,663	14	$18,229	11	$10,434	57.2%
Engineered building systems	19,396	8	14,288	11	5,108	35.8%
Metal coil coating	8,435	11	3,430	6	5,005	145.9%
Corporate	(15,019)	—	(8,915)	—	(6,104)	68.5%

Total operating income (% of sales)	$41,475	9	$27,032	9	$14,443	53.4%

	Nine Months Ended July 30, 2006		Nine Months Ended July 30, 2005		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal components	$555,167	52	$452,302	57	$102,865	22.7%
Engineered building systems	524,221	48	332,085	42	192,136	57.9%
Metal coil coating	199,169	19	164,154	21	35,015	21.3%
Intersegment sales	(206,550)	(19)	(159,997)	(20)	(46,553)	29.1%

Total net sales	$1,072,007	100	$788,544	100	$283,463	35.9%

		% of Sales		% of Sales
Operating income:
Metal components	$68,203	12	$52,399	12	$15,804	30.2%
Engineered building systems	39,386	8	31,337	9	8,049	25.7%
Metal coil coating	18,421	9	11,537	7	6,884	59.7%
Corporate	(39,963)	—	(28,040)	—	(11,923)	42.5%

Total operating income (% of sales)	$86,047	8	$67,233	9	$18,814	28.0%

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NCI Building Systems Reports Third-Quarter Results

August 30, 2006

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	Trailing 12 Months
	July 30, 2006	July 30, 2005
Net income	$65,555	$59,177
Add:
Provision for income taxes	43,784	38,345
Interest expense	21,071	13,046
Depreciation and amortization	27,970	23,880
401(k) noncash contributions	—	5,699
Loss on debt refinancing	—	—
Non-cash FAS 123(R)	7,327	2,848

Adjusted EBITDA (1)	$165,707	$142,995

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement. Results of operations of businesses acquired are included in this measure for periods subsequent to the acquisition and are not included on a pro forma basis. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF TOTAL DEBT TO NET DEBT

(Unaudited)

(In thousands)

	July 30, 2006	April 30, 2006
Total debt	$574,231	$575,491
Less: cash	(57,744)	(39,769)

Total net debt	$516,487	$535,722

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NCI Building Systems Reports Third-Quarter Results

August 30, 2006

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” EARNINGS PER SHARE COMPARISON

(Unaudited)

	Fiscal Three Months Ended
	July 30, 2006		July 30, 2005
Earnings per diluted share, excluding impact of FAS 123R	$1.02		$0.70	(1)
FAS 123R Expense	(0.02)		(0.04	)(2)

Earnings per diluted share, including impact of FAS 123R	$1.00	(1)	$0.66
Effect of convertible notes	$0.06	(3)	—

“Adjusted” diluted earnings per share (A)	$1.06		$0.66

	Fiscal Nine Months Ended
	July 30, 2006		July 30, 2005
Earnings per diluted share, excluding impact of FAS 123R	$2.21		$1.73	(1)
FAS 123R Expense	(0.08)		(0.13	)(2)

Earnings per diluted share, including impact of FAS 123R	$2.13	(1)	$1.60
Effect of convertible notes	0.11	(3)	—
Gain on health care cost	—		(0.06	)(4)

“Adjusted” diluted earnings per share (A)	$2.24		$1.54

(A)	The Company discloses a tabular comparison of “Adjusted” earnings per diluted share, which is a non-GAAP measure because it is referred to in the text of our press releases and is instrumental in comparing the results from period to period. “Adjusted” earnings per share should not be considered in isolation or as a substitute for earnings per share as reported on the face of our statement of income.
(1)	Earnings per diluted share, GAAP basis
(2)	Pro forma share-based compensation expense, as if the Company had adopted FAS 123R in 2005
(3)	Dilutive impact of the Company’s convertible notes as if they were converted during the period.
(4)	In the first quarter of 2005, the Company recognized a benefit related to health care costs which did not occur in 2006.

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NCI Building Systems Reports Third-Quarter Results

August 30, 2006

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales

	3rd Qtr 2006		3rd Qtr 2005		Inc/(Dec)	% Change	YTD 3rd Qtr 2006		YTD 3rd Qtr 2005		Inc/(Dec)	% Change
Metal Components
Total Sales	206,270	39%	167,750	48%	38,520	23%	555,167	43%	452,302	48%	102,865	23%
Intersegment	(25,055)		(23,342)		(1,713)	7%	(68,616)		(59,154)		(9,462)	16%

Third Party Sales	181,215	40%	144,408	49%	36,807	25%	486,551	46%	393,148	50%	93,403	24%

Operating Income	28,663	16%	18,229	13%	10,434	57%	68,203	14%	52,399	13%	15,804	30%

Engineered Building Systems
Total	250,907	47%	127,446	36%	123,461	97%	524,221	41%	332,085	35%	192,136	58%
Intersegment	(11,346)		(5,538)		(5,808)	105%	(29,290)		(14,883)		(14,407)	97%

Third Party Sales	239,561	54%	121,908	42%	117,653	97%	494,931	46%	317,202	40%	177,729	56%

Operating Income	19,396	8%	14,288	12%	5,108	36%	39,386	8%	31,337	10%	8,049	26%

Metal Coil Coating
Total	74,813	14%	57,254	16%	17,559	31%	199,169	16%	164,154	17%	35,015	21%
Intersegment	(46,196)		(30,836)		(15,360)	50%	(108,644)		(85,960)		(22,684)	26%

Third Party Sales	28,617	6%	26,418	9%	2,199	8%	90,525	8%	78,194	10%	12,331	16%

Operating Income	8,435	29%	3,430	13%	5,005	146%	18,421	20%	11,537	15%	6,884	60%

Consolidated
Total	531,990	100%	352,450	100%	179,540	51%	1,278,557	100%	948,541	100%	330,016	35%
Intersegment	(82,597)		(59,716)		(22,881)	38%	(206,550)		(159,997)		(46,553)	29%

Third Party Sales	449,393	100%	292,734	100%	156,659	54%	1,072,007	100%	788,544	100%	283,463	36%

Operating Income	41,475	9%	27,032	9%	14,443	53%	86,047	8%	67,233	9%	18,814	28%

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